Exhibit 10.7

REVOLVING CREDIT FACILITY AGREEMENT

USD 200,000,000

THIS AGREEMENT (the “Agreement”) is entered into on 30, March, 2012 between:

(1)	NORTH ATLANTIC DRILLING LTD., a company incorporated under the laws of Bermuda and having its address at Par-la-ville Place, 14 Par-la-ville Road, Hamilton HM 08, Bermuda (the “Borrower”); and

(2)	SEADRILL LIMITED, a company incorporated under the laws of Bermuda and having its address at Par-la-ville Place, 14 Par-la-ville Road, Hamilton HM 08, Bermuda (the “Lender”).

BACKGROUND:

(A)	Pursuant to the Existing Loan Agreement (as defined below) the Lender has made available to the Borrower a loan facility of up to USD 210,000,000.

(B)	In connection with a share issue by the Borrower, the Lender acquired new shares in the Borrower for the value of USD 150,000,000, the consideration for which was settled by way of set off against a portion of the outstanding amount under the Existing Loan Agreement.

(C)	This Agreement shall, inter alia, refinance the Existing Loan Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	Definitions

In this Agreement:

“Availability Period” means the period from the Effective Date and up to and including the date falling one (1) month prior to the Final Maturity Date.

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London, New York and Oslo.

“Commitment” means USD 200,000,000 to the extent not cancelled pursuant to the terms of this Agreement.

“Drawdown Date” means the date of the advance of a Loan.

“Drawdown Notice” means a notice in the form set out in Schedule 1 hereto.

“Event of Default” means each of the events and circumstances specified in Clause 7 (Events of Default) below.

“Effective Date” means 30 March 2012.

“Existing Loan Agreement” means an USD 210,000,000 loan agreement dated 27 March 2012 and made between the Borrower as borrower and the Lender as lender.

“Final Maturity Date” means 30 January, 2015.

“Loan” means a loan made or to be made under the Agreement or the principal amount outstanding for the time being of that loan.

“Tax” means all or any levies, imposts, duties, charges, fees, deductions and withholdings levied or imposed by any national or local governmental or public body or authority.

“USD” means the lawful currency of the United States of America at any time.

2.	LOAN AND PURPOSE

This Agreement sets out the terms and conditions upon which the Lender will make available to the Borrower a revolving credit facility in the total principal amount of up to the Commitment for the purpose of:

(a)	refinancing the Existing Loan Agreement; and

(b)	general corporate purposes.

3.	AVAILABILITY

3.1	Effective Date

On the Effective date:

(a)	the outstanding amount (including any interest, fees and/or other costs) under the Existing Loan Agreement shall be refinanced by way of a Loan equal to such outstanding amount being deemed to be utilised under this Agreement and applied towards repayment of under the Existing Loan Agreement; and

(b)	any commitment under the Existing Loan Agreement shall be cancelled in full.

3.2	Utilisation

The Borrower may utilise a Loan if the Lender has received, before 11:00 a.m. Oslo time not less than 5 Banking Days prior to the Drawdown Date, a Drawdown Notice, always provided that the following conditions are satisfied:

(a)	the proposed Drawdown Date is a Business Day within the Availability Period;

(b)	no more than 10 Loans may be outstanding hereunder at any time;

(c)	the aggregate amount of Loans outstanding hereunder on the relevant Drawdown Date (including accrued interest) and the Loan(s) requested shall not exceed the Commitment;

(d)	each Loan is to be in a minimum amount of USD 10,000,000; and

(e)	no of Event of Default has occurred and is continuing.

3.3	Application of Payment

The Loans shall be made available solely for the purpose referred to under Clause 2 (Loan and Purpose) above and in a manner to be agreed between the Borrower and the Lender prior to the relevant Drawdown Dates.

4.	INTEREST

4.1	Interest

The Borrower shall pay interest on the principle amount of all Loans outstanding hereunder quarterly in arrears on the first business day in each quarter at a rate of LIBOR plus a margin of 3.00 % per annum, such interest to accrue from day to day and be calculated on the actual number of days elapsed and on the basis of a 360-day year.

The first interest period of each Loan shall be equivalent to the number of days remaining in the quarter that Loan was drawn.

4.2	Default interest

In the event of any payments hereunder not being received on the due date thereof interest will be payable by the Borrower, from the due date until the date that payment is received, at a rate as set out in Clause 4.1 (Interest Rate) with an addition of 2.00 % per annum.

5.	REPAYMENT AND CANCELLATION

5.1	Repayment

(a)	All amounts outstanding hereunder shall be repaid, and the Commitment shall be cancelled, in full at the Final Maturity Date.
(b)	The Borrower may upon giving the Lender 5 Business Days notice repay a Loan or part of a Loan (such part always being equal to USD 10,000,000 or any whole multiple thereof).

5.2	Cancellation

The Borrower shall be entitled to cancel any undrawn part of the Commitment (such part always being equal to USD 10,000,000 or any whole multiple thereof) without penalty upon giving the Lender 5 Business Days’ irrevocable written notice. Amounts cancelled may not be redrawn. Upon expiry of such 5 business day period, the Commitment will be reduced by the cancelled amount.

5.3	Re-borrowing

Amounts repaid shall be available for re-borrowing subject to the provisions of Clause 2.1 and 5.2 of this Agreement.

6.	COVENANTS

The Borrower undertakes with the Lender that it will comply with the following covenants as long as any amounts are outstanding under this Agreement:

6.1	General information

The Borrower shall promptly inform the Lender about any event which constitutes or may constitute an Event of Default, or which may adversely affect the Borrower’s ability fully to perform the Borrower’s obligations hereunder.

6.2	Financial information

The Borrower shall deliver to the Lender such financial and other information about the Borrower’s business as the Lender may reasonably require.

7.	EVENTS OF DEFAULT

7.1	Events of Default

Each of the events in Clauses 7.2 to 7.6 shall constitute an Event of Default:

7.2	Overdue Payment

The Borrower fails to pay any amount payable by it pursuant to the provisions of this Agreement when due.

7.3	Default under other provisions

The Borrower does not comply in any material respect with any of the covenants or the other provisions of this Agreement (other than as referred to in Clause 7.2 (Overdue Payment)).

7.4	Cross default

Any other loan, guarantee or other financial indebtedness of the Borrower is declared, or is capable of being declared, due prematurely by reason of default, or the Borrower fails to make payment in respect thereof on the due date for such payment, or security for any such other loan, guarantee or indebtedness becomes enforceable.

7.5	Liquidation

An order of a competent court or an event analogous thereto is made or any effective resolution passed with a view to the bankruptcy, composition proceedings, debt negotiations, liquidation, winding-up or similar event of the Borrower.

7.6	Material adverse change

The Borrower suffers a material adverse change in its financial position or its operation which in the reasonable opinion of the Lender will adversely affect the Borrower’s ability to fulfil its obligations hereunder.

7.7	Acceleration

Upon the occurrence of an Event of Default, the Lender may forthwith notify the Borrower in writing that all amounts outstanding from the Borrower to the Lender hereunder at such time shall be immediately due and payable whereupon such amounts shall become immediately due and payable and the Lender shall be under no further obligation to advance funds to the Borrower hereunder.

8.	FEES, COSTS AND EXPENSES

8.1	Commitment fee

A commitment fee (the “Commitment Fee”) computed at a rate per annum equal to 40% of the interest rate (3%) shall accrue from the Effective Date and until the Maturity Date and shall be calculated on the unutilized commitments of the loan facility. The Commitment Fee shall be due and payable quarterly in arrears on the last day of each fiscal quarter and on the Maturity Date (or such earlier date upon which the Credit Facility is terminated).

8.2	Costs

The Borrower shall pay to the Lender upon demand all costs and expenses reasonably incurred by the Lender in connection with (i) the preparation and execution of this Agreement and (ii) the enforcement and preservation of the Lender’s rights under this Agreement or otherwise in connection with the Loan.

9.	PAYMENTS

9.1	Payments to the Lender

On each date on which the Borrower is required to make a payment under the Agreement payment shall be made to such account with such bank as the Lender specifies.

9.2	Taxes

All payments to be made by the Borrower under this Agreement shall be made without set-off or counterclaim or any deductions for, and free and clear of any Taxes. In the event that the Borrower is required by law or regulation to deduct or withhold any such Taxes the sum to be paid shall be increased by such amount as shall be necessary to ensure that the amount received by the Lender after such deduction or withholding, is equal to the amount which would have been received under this Agreement had no such deduction or withholding been required.

10.	ASSIGNMENT

Neither the Borrower nor the Lender may assign any of its rights or transfer any of its obligations hereunder to others without the prior written consent of the other party.

11.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Norwegian law, and the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Norwegian courts, the venue to be Oslo District Court (“Oslo tingrett”).

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed by their authorised officers on the day and year first above written.

For and on behalf of	For and on behalf of
NORTH ATLANTIC DRILLING LTD.	SEADRILL LIMITED

Signature	Signature

Name with block letters	Name with block letters

Schedule 1

Form of Drawdown Notice

From:	North Atlantic Drilling Ltd.
To:	Seadrill Limited

Dear Sirs,

We refer to the USD 200,000,000 revolving credit facility agreement dated [—] (as the same may be amended from time to time the “Agreement”) and made between ourselves as Borrower and yourselves as Lender.

Terms defined in the Agreement shall have the same meaning in this notice.

We hereby give you notice that pursuant to the Agreement we wish to draw on [                    ] a Loan in the amount of USD [                    ] upon the terms and subject to the conditions of the Agreement.

Payment instruction:

The Borrower shall indemnify the Lender against any loss or expense which the Lender may sustain or incur as a consequence of the Loan not being drawn after this Drawdown Notice has been served, including but not limited to any loss or expenses incurred to fund such Loan.

Yours faithfully

For and on behalf of

NORTH ATLANTIC DRILLING LTD.

Signature

Name with block letters